Table of Contents

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-216845

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 21, 2017)

CANNABICS PHARMACEUTICALS INC.

10,000,000 Shares of Common Stock

Warrants to Purchase up to 5,000,000 Shares of Common Stock

We are offering up to 10,000,000 shares of our common stock, par value $0.0001 per share, which we refer to as our common stock, together with warrants to purchase 5,000,000 shares of common stock (and the shares issuable from time to time upon exercise of the warrants) at a combined purchase price of $0.75 per share of common stock and warrant, to institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors. Each warrant is exercisable upon issuance, has a five year term from the date of its issuance and will be exercisable at an exercise price of $1.00 per share. The exercise price of the warrants is subject to adjustment in the event that we issue certain securities at any time while the warrants are outstanding at an effective price below the exercise price. See “Description of the Securities we are Offering.” The shares of common stock and warrants will be purchased together but are immediately separable upon issuance.

Our common stock is quoted on the OTC Market Group’s OTCQB Over-the-Counter Bulletin Board (“OTCQB”) under the symbol “CNBX.” On September 21, 2018, the closing price for our common stock, as reported on the OTCQB, was $1.02 per share.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended August 31, 2017, and our Quarterly Report for the quarter ended May 31, 2018, which are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P./Alliance Global Partners is acting as the sole placement agent on this transaction. The placement agent is not purchasing or selling any of our securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of our securities offered hereby. There is no required minimum number of securities that must be sold as a condition to completion of the offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share and Warrant	Total
Public Offering Price	$0.75	$7,500,000
Placement Agent Fees(1)	$0.0525	$525,000
Proceeds to us (before expenses)	$0.6975	$6,975,000

(1)	We have also agreed to reimburse the placement agent for certain of its legal fees and expenses with respect to this offering and to grant warrants to purchase shares of our common stock to the placement agent. For additional information about the compensation payable to the placement agent, see “Plan of Distribution” on page S-15.

We expect that delivery of shares of the common stock and the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about September 26, 2018.

A.G.P.

The date of this prospectus supplement is September 24, 2018.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

Unless the context otherwise requires, we use the terms “Cannabics Pharmaceuticals Inc.,” “Cannabics” “we,” “us,” “the Company” and “our” in this prospectus supplement to refer to Cannabics Pharmaceuticals Inc. and its subsidiaries.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain, and the documents incorporated herein and therein by reference contain, forward-looking statements that involve risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference under the captions “Prospectus Supplement Summary,” “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “seek,” “aim,” “think,” “optimistic,” “strategy,” “goals,” “sees,” “new,” “guidance,” “future,” “continue,” “drive,” “growth,” “long-term,” “develop,” “possible,” “emerging,” “opportunity,” “pursue,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements are not historical facts, but reflect our management’s views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the size and growth of the potential markets for our products and the ability to serve those markets;

•	our expectations regarding our expenses and revenue, the sufficiency of our cash resources and needs for additional financing;

•	the rate and degree of market acceptance of any of our products;

•	our expectations regarding competition;

•	our anticipated growth strategies;

•	our ability to attract or retain key personnel;

•	our ability to establish and maintain development partnerships;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	regulatory developments in the U.S. and foreign countries, especially those related to change in, and enforcement of, cannabis laws;

•	our ability to obtain and maintain intellectual property protection for our products;

•	the anticipated trends and challenges in our business and the market in which we operate; and

•	our use of proceeds from this offering.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it is made. Except as required by law, we assume no obligation to update these statements publicly, or to update the reasons actual results could differ materially from those anticipated in these statements, even if new information becomes available in the future. These forward-looking statements represent our estimates and assumptions only as of the respective dates of this prospectus supplement and the accompanying prospectus.

Unless required by U.S. federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and accompanying prospectus. It may not contain all of the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in the accompanying prospectus. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated herein by reference.

About Cannabics Pharmaceuticals Inc.

Cannabics Pharmaceuticals Inc.

Cannabics is a pioneer in the constellation of cannabis cancer and diagnostics. Personalization of cannabinoid-based treatments is the main scope of the company, addressing the rapidly growing yet unmet need of cancer patients who are prescribed with cannabis. The multifactorial benefits of cannabis create an arising need that may unravel a new attitude to cancer treatment and prevention. The palliative aspects of cannabis such as reducing pain and nausea, propel the market to create OTC and pharma grade cannabis products to cancer patients. With minor side effects and no toxicity, the only barrier to millions of cancer patients is worldwide regulation. The legalization of cannabis worldwide is being generated both by medical and financial processes exposing and legitimizing cannabis consumption as a medical treatment. The number of cancer patients, caregivers and doctors that are exposed to cannabis is growing rapidly as new countries i.e. Germany, Canada, Australia and others adopt new regulations and introduce natural cannabis products to the health system. Since the palliative properties of cannabis as pain and nausea reduction are widely accepted by physicians, along with a growing body of clinical proof, and patient advocating these benefits; we believe that in next decade a large percentage of cancer patients worldwide will be treated with cannabis in varied medications both pharmaceutical and as nutraceutical. It is already scientifically proven that cannabinoids impact cell cycle though partially known biological mechanisms and impact many aspects of human biology and health. This unique situation in which a highly active compounds (i.e. THC, CBD) consumed by large portions of the population creates an unmet need to decipher the biological and clinical prospects of these compounds. Cannabics’ vision is to build a platform of data from which medications can be formulated, patients diagnosed and treated in a personalized manner. Our goal is to seek novel technologies in cancer medicine and assimilate them into cannabinoid medicine. The results we have gained in performing invitro studies and clinical studies are part of a growing holistic prospect of the treatment of cancer and other indications with cannabis. We have recently finished our first clinical study and leveraged our R&D lab to perform invitro tests and develop new formulations. As pioneers in this mission, we hope and believe that the database we create and the knowledge we gain will serve any cancer patient who is administered cannabis and will lead to better and more predictable outcomes. The still confining U.S. regulation creates an advantage for Cannabics which is specifically licensed to do such research and clinical studies by the Israeli Healthy Ministry.

Cancer and Cannabinoids

Natural products have served as vital resources for cancer therapy (e.g.,Vinca alkaloids, paclitaxel, etc., which are used as conventional chemotherapeutic agents) and are also sources for novel drugs. Natural products from plants therefore represent an excellent resource for targeted therapies, as phytochemicals and herbal mixtures act multi-specifically, i.e. they attack multiple targets at the same time. Furthermore, the problem of drug resistance may be approached by integrating phytochemicals and phyto-therapy into academic western medicine through derivation and integration of data and as adjunct to conventional treatments. The integration of phytochemicals and phyto-therapy into cancer medicine represents a valuable asset to chemically synthesized chemicals and therapeutic antibodies. Cannabinoids are excellent candidates for this approach. Cannabinoids are a class of over 60 compounds derived from the plant cannabis sativa, as well as the synthetic or endogenous versions of these compounds. Cannabinoids show specific cytotoxicity against tumor cells, while protecting healthy tissue from apoptosis. These effects are exerted through cannabinoid receptors CB1 and CB2 in mammals and through non-receptor signaling pathways. Recent studies suggest that cannabinoids contribute to maintaining balance in cell proliferation and that targeting the endo-cannabinoid system can affect growth of several different types of cancer, including gliomas, breast, colon, prostate, and hepatocellular carcinoma.

S-3

Personalized Medicine

Despite significant progress in cancer diagnostics and development of novel therapeutic regimens, successful treatment of advanced forms of cancer is still a challenge and may require personalized therapeutic approaches. Our licensed Israeli facility operates a unique research and development laboratory which combines high throughput screening, (HTS) capabilities with the most advanced data tools. The HTS platform allows us to test many compounds on cancerous cell lines and tissues and measure the therapeutics effects of these compounds. Our advantage is in the specialized library which is composed of a collection of cannabis extracts and pure natural and synthetic cannabinoids. The library will also include a costumed cannabinoid matrix, to assess the possible interaction of combination therapy.

Our lab is equipped with a collection of state of the art instruments to enable miniaturization and automation of a variety of biological assays. The automated system is comprised of:

1.	High Content Screening (HCS) Platform, which is an automated cellular imaging and analysis platform designed for quantitative microscopy.

2.	Flow Cytometry, which enables multi-parametric single cell analysis.

3.	Automated workstation, for liquid handling for dispensing accurate and reproducible volumes of liquids and compounds.

4.	Multimode microplate reader, designed for fast measurements of numerous biological reactions/processes.

The integration of these instruments is enabled via a robotic arm, which allows a continuous process which utilizes all instruments.

Readouts generated from these instruments provide us with insights to the effect of our cannabinoid library on parameters such as, proliferation inhibition, apoptosis induction, angiogenesis prevention and toxicity on cancerous cells.

These experiments will produce multiplexed data composed of images of cells, cell specific markers and the extent/signal of the biological response. The biological response will be measured using different concentration of cannabinoids and their combinations, thus determining the most effective cannabinoid treatment for a specific cancer type.

Personalized medicine refers to customization of treatment on the individual patient level, while Precision Medicine is a contemporary term that describes the utilization of molecular diagnostics to classify disease, and where possible, delivery of select treatment based on causal genetic variants. Current day molecular characterization of disease using next generation sequencing enables a sensitive and specific diagnosis established by genotype. Correlating essential genotype with disease-modifying genes, environmental influences, and individual polymorphisms may help explain variations in phenotype.

Precision cancer medicine relies on the possibility to match, in daily medical practice, detailed genomic profiles of a patient's disease with a portfolio of drugs targeted against tumor-specific alterations. Clinical blockade of oncogenes is effective but only transiently; an approach to monitor clonal evolution in patients and develop therapies that also evolve over time may result in improved therapeutic control and survival outcomes.

We are currently in a process of commercializing a diagnostic test which is based on liquid biopsies of patients suffering from epithelial cancers.

Our proprietary test fuses two separate aspects which in fact complement each other:

1. Cell Count - The test uses CTC technology that marks and counts cancer cells from the blood sample. This test is a marker for cancer progression and treatment efficacy. It could be implemented as a follow up of disease progression while the patient is treated with Cannabis. We hypothesize that the accumulated data will eventually be a predictor for actual treatment outcome.

S-4

2. Cannabinoid Sensitivity Test. – This test counts number of live and dead cancer cells after been exposed to cannabinoid compounds such as THC or CBD and their combinations. As in the CTC count, after gaining multiple data sets and merging them with the expanding database; the test could better predict treatment outcome.

By providing personalized patient data, doctors will make better informed decisions about the cannabinoid treatment encompassing prioritized active compounds, dosages, treatment regime and follow up. These tests could be taken on a weekly/monthly basis, thus enabling treatment alteration due to cancer progression and biology. We have designed our own proprietary “big data” system specifically tailored for this, and these results will be submitted through a patient oriented, highly secure system.

We have developed a proprietary capsule as a treatment to improve cancer related cachexia/anorexia syndrome (“CACS”) in advanced cancer patients. The main purpose in the treatment of patients with advanced cancer and CACS is to gain weight and improve Quality of Life (“QoL”). We believe that QoL in patients with CACS is inversely related to reduced appetite and weight-loss.

Our clinical study was led by Professor Gil Bar-Sela, the Deputy Director of the Division of Oncology at Rambam Health Care Campus, Head of the Palliative and Supportive Oncology Unit, and Head of the service for Melanoma and Sarcoma Patients. The main endpoints of the treatment of patients with advanced cancer and CACS are weight gain and quality of life (QoL). The study is fully registered with the US NIH under "Cannabics Capsules as Treatment to Improve Cancer Related CACS in Advanced Cancer Patients", Identifier NCT02359123, and may be found at https://clinicaltrials.gov/ct2/show/NCT02359123.

Corporate Information

Our principal corporate offices are located at #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814 and our telephone number is (877) 424-2429. Our internet address is www.Cannabics.com Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

S-5

THE OFFERING

Common Stock Offered by Us	10,000,000 shares of common stock.

Warrants

Warrants to purchase up to 5,000,000 shares of common stock. Each share of common stock will be sold with a warrant exercisable for 0.5 shares of our common stock.

Each warrant is exercisable upon issuance, has a five year term from the date of its issuance and will be exercisable at an exercise price of $1.00 per share. The exercise price of the warrants is subject to adjustment in the event that we issue certain securities at any time while the warrants are outstanding at an effective price below the exercise price. See “Description of the Securities we are Offering.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common Stock to be Outstanding Immediately After this Offering	131,853,165 shares of common stock, assuming no exercise of the warrants issued in the offering.

Use of Proceeds	We expect the net proceeds from this offering will be approximately $6,975,000 after deducting placement agent fees, as described in “Plan of Distribution,” on page S-15 and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and for other general corporate purposes. See “Use of Proceeds” on page S-12

Risk Factors	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

OTCQB Symbol	“CNBX”. We do not plan on applying to list the warrants on the OTCQB or any national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

The number of shares of our common stock to be outstanding after this offering is based on the actual number of shares outstanding as of September 24, 2018, which was 121,853,165, and excludes as of such date:

•	1,000,000 shares of common stock issuable upon exercise of outstanding warrants, at a weighted-average exercise price of approximately $2.00 per share;
•	5,000,000 shares of common stock issuable upon the exercise of warrants to be issued to investors in this offering at an exercise price of $1.00 per share; and
•	750,000 shares of common stock issuable upon the exercise of warrants to be issued to the placement agent at an exercise price of $0.9375 per share.

S-6

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described herein and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described herein and in the documents incorporated herein by reference, including (i) Annual Report on Form 10-K for fiscal year ended August 31, 2017, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, each of which is on file with the SEC and is incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus. See the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

Risks Relating to this Offering

We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We currently intend to use the net proceeds from this offering for working capital and for other general corporate purposes. We have not allocated specific amount of the net proceeds from this offering for any of the foregoing purposes. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could have a material adverse effect on our business, financial condition and result of operation.

You will experience immediate and substantial dilution when you purchase shares in this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the assumed sale by us of 10,000,000 shares of our common stock in this offering at the offering price of $0.75 per share of common stock and warrant, and after deducting the placement agent fees and estimated offering expenses payable by us, investors in this offering will suffer an immediate dilution of $0.68 per share.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. See “Dilution” on page S-13 of this prospectus supplement for a more detailed discussion of the dilution you will incur in connection with this offering.

The issuance of additional equity securities may negatively impact the trading price of our common stock.

We have issued equity securities in the past, will issue equity securities in this offering and expect to continue to issue equity securities to finance our activities in the future. In addition, outstanding options to purchase our common stock may be exercised and additional options and warrants may be issued, resulting in the issuance of additional shares of common stock. The issuance by us of additional equity securities, including the shares of common stock issuable upon exercise of the warrants issued by us in this offering, would result in dilution to our stockholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our common stock.

S-7

The warrants are speculative in nature.

The warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $1.00 per share, subject to certain adjustments, prior to five years from the date on which such warrants were issued, after which date any unexercised warrants will expire and have no further value. The exercise price of the warrants is subject to adjustment in the event that we issue certain securities at any time while the warrants are outstanding at an effective price below the exercise price. Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

The exercise price of the warrants offered by this prospectus supplement will not be adjusted for certain dilutive events.

The exercise price of the warrants offered by this prospectus supplement is subject to adjustment for certain events, including, but not limited to, certain issuances of capital stock, options, convertible securities and other securities below the exercise price of the warrants. However, the exercise price will not be adjusted for dilutive issuances of securities considered “excluded securities” and there may be transactions or occurrences that may adversely affect the market price of our common stock or warrants without resulting in an adjustment of the exercise prices of the warrants.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering, we will sell up to 10,000,000 shares of common stock, collectively representing approximately 8.2% of our outstanding common stock as of September 24, 2018. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The trading market for our common stock is limited.

We are quoted on the OTCQB under the trading symbol “CNBX” and are not traded or listed on any securities exchange. The OTCQB is regarded as a junior trading venue. This may result in limited shareholder interest and hence lower prices for our common stock than might otherwise be obtained. In addition, it may be difficult for our shareholders to sell their shares without depressing the market price for our shares or at all. As a result of these and other factors, our shareholders may not be able to sell their shares. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration. If an active market for our common stock does not develop or is not sustained, it may be difficult for our shareholders to sell shares of our common stock.

Our principal stockholders, executive officers and directors own a significant percentage of our common stock and will be able to exert a significant control over matters submitted to the stockholders for approval.

Our officers and directors, and stockholders who own more than 5% of our common stock beneficially own a significant percentage of our common stock. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. These stockholders, if they acted together, could significantly influence all matters requiring approval by the stockholders, including the election of directors. The interests of these stockholders may not always coincide with the interests of other stockholders.

S-8

If we fail to establish or maintain effective internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our common stock may, therefore, be adversely impacted.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources, and systems for the foreseeable future. Annually, we are required to prepare a management report on our internal control over financial reporting containing our management’s assessment of the effectiveness of our internal control over financial reporting. Management concluded that our internal control over financial reporting was not effective as of August 31, 2017. At such time as the Company’s status with the SEC changes to that of an accelerated filer from a smaller reporting company, our independent registered public accounting firm will be required to attest to and report on our management’s assessment of the effectiveness of our internal control over financial reporting. Under such circumstances, even if our management concludes that our internal control over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control. The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to our business;
•	the emergence of new competitors or new technologies;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our Board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations, in particular with respect to the cannabis industry; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to our board of directors and management.

Since our securities are currently quoted on the OTCQB, our stockholders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws and the sale of shares of our common stock in this offering is subject to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our common stock will be registered or exempt from registration under the laws of any state. Since our common stock is currently quoted on the OTCQB, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock and the warrants. You should therefore consider the resale market for our common stock and the warrants to be limited, as you may be unable to resell your common stock and the warrants without the significant expense of state registration or qualification.

S-9

In addition, since our common stock is currently quoted on the OTCQB, neither shares of our common stock nor the warrants sold in this offering are “covered securities” for purposes of the Securities Act. The term “covered security” applies to securities preempted under federal law from state securities registration requirements due to their oversight by federal authorities and self-regulatory authorities, such as national securities exchanges. Because our common stock and our warrants are not “covered securities,” the sale of shares of our common stock and warrants in this offering is subject to compliance with “blue sky” laws in each state or an exemption therefrom.

Prior to this offering, we have conducted private placements with accredited investors pursuant to Regulation D under the Securities Act. We filed Form Ds relating to such private placements with the SEC, but have not made any notice filings with state securities regulators. State securities regulators may assess penalties and fines on us in the future based on our failure to make such notice filings.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 under the Exchange Act requires: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (A) sets forth the basis on which the broker or dealer made the suitability determination and (B) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

S-10

RECENT SALES OF SECURITIES

From September 1, 2017 through the date of this filing, we issued 1,758,326 unregistered shares of Company common stock for services pursuant to contracts, with an aggregate current market value of $1,371,494, and we sold 5,595,256 shares of our common stock to investors in private placements in exchange for gross proceeds of $503,573.00.

These securities were issued without registration under the Securities Act in reliance on registration exemptions contained in Section 4(a)(2) of the Securities Act and Regulation D as transactions by an issuer not involving any public offering.  The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. The sales of these securities were made without general solicitation or advertising.

S-11

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $6,975,000, after deducting placement agent fees and our estimated offering expenses.

We intend to use the net proceeds from this offering, together with other available funds, for working capital and for other general corporate purposes, which may include, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises. We may raise additional capital through additional public or private financings, the incurrence of debt and other available sources.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, and all currently available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

S-12

DILUTION

Our net tangible book value as of May 31, 2018 was approximately $2,636,402, or $0.02 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less liabilities to be settled with cash, by the number of outstanding shares of our common stock as of May 31, 2018.

After giving effect to the sale of 10,000,000 shares of our common stock at the offering price of $0.75 per share and warrant, and after deducting placement agent fees and estimated offering expenses payable by us, our net tangible book value as of May 31, 2018 would have been approximately $9,456,402, or $0.07 per share of common stock, which excludes the warrants to purchase 5,000,000 shares of our common stock to be issued to investors in this offering. This represents an immediate increase in the net tangible book value of $0.05 per share to existing stockholders and an immediate dilution in net tangible book value of $0.68 per share to new investors purchasing shares of common stock in this offering. The following table illustrates this per share dilution:

Offering price per share of common stock and warrant		$0.75
Net tangible book value per share of common stock as of May 31, 2018	$0.02
Increase in net tangible book value per share of common stock attributable to new investors	$0.05
As adjusted net tangible book value per share of common stock after this offering		$0.07
Net dilution per share of common stock to new investors		$0.68

The number of shares of our common stock to be outstanding after this offering is based on 120,821,782 shares of our common stock outstanding as of May 31, 2018 and excludes as of such date:

•	1,000,000 shares of common stock issuable upon exercise of outstanding warrants, at a weighted-average exercise price of approximately $2.00 per share;
•	5,000,000 shares of common stock issuable upon the exercise of warrants to be issued to investors in this offering at an exercise price of $1.00 per share; and

•	750,000 shares of common stock issuable upon the exercise of warrants to be issued to the placement agent at an exercise price of $0.9375 per share.

To the extent that outstanding warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-13

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to 10,000,000 shares of our common stock, together with warrants to purchase up to 5,000,000 shares of common stock (and the shares issuable from time to time upon exercise of the warrants) at a combined purchase price of $0.75 per share of common stock and warrant.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock – Common Stock” beginning on page 6 of the accompanying prospectus.

Warrants

The following is a brief summary of the material terms of the warrants offered pursuant to this prospectus supplement and is subject in all respects to the provisions contained in the warrants.

Exercisability.   Holders may exercise warrants at any time up to 11:59 p.m., New York time, on the date that is five years after the date on which such warrants were issued. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a written exercise notice accompanied, within two trading days, by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise discussed below). The holder of warrants does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise.   At any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants is not effective, the holder may, at its option, exercise its warrants on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price.   The exercise price of common stock purchasable upon exercise of the warrants is $1.00 per share. The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations or similar events affecting our common stock. In addition, if, at any time while the warrants are outstanding, subject to certain limited exceptions, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any of our shares of common stock or securities convertible into or exercisable for our common stock at an effective price per share that is lower than the exercise price of the warrants then in effect, then the exercise price of the warrants will be reduced to equal such lower price.

Fundamental Transactions. If we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such event. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of certain Fundamental Transactions, (as defined in the warrant), we or any successor entity shall purchase the warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the warrant).

Transferability.   The warrants may be transferred at the option of the holder without obtaining our consent.

Exchange Listing.   We do not plan on making an application to quote the warrants on the OTCQB, any national securities exchange or any other nationally recognized trading system. Our common stock underlying the warrants is quoted on the OTCQB.

Rights as Stockholder.   Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Fractional Shares.   No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

S-14

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with investors for the purchase of shares of common stock and warrants offered in this offering. In connection with this offering, we have engaged A.G.P./Alliance Global Partners as our placement agent subject to the terms and conditions of the placement agency agreement dated the date of this prospectus supplement. The placement agent is not purchasing or selling any of our shares of common stock or warrants offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock and warrants, but has agreed to use its reasonable best efforts to arrange for the sale of all of our shares of common stock and warrants offered hereby. We or the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent a placement agent fee equal to 7% of the gross proceeds of this offering. In addition, we will pay to the placement agent a fee equal to 7% of the cash exercise price proceeds from the cash exercise of the warrants offered hereby with 48 hours of receipt of such proceeds. We will also reimburse the placement agent for out of pocket expenses incurred by the placement agent in connection with this offering, including the fees and expenses of the placement agent’s legal counsel, not to exceed an aggregate of $60,000. The placement agent has agreed to reimburse us for up to $75,000 in connection with this offering. In addition, we have agreed to issue to the placement agent warrants to purchase up to 5.0% of the aggregate number of shares of common stock sold in this offering and shares underlying warrants sold in this offering (750,000 shares). The placement agent warrants will have substantially the same terms as the warrants issued to the investors in this offering, except that the placement agent warrants will have an exercise price equal to $0.9375, or 125% of the offering price per share and warrant (combined) and will be exercisable for a period of three years commencing six months from the closing date of this offering. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any shares issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. We also have granted the placement agent a tail cash fee equal to 7% of the gross proceeds from any offering, within six months following the closing of the offering, to investors whom the placement agent contacted or introduced to us directly or indirectly in connection with this offering.

We estimate the total expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses will be approximately $15,000. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering will be approximately $6,975,000.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches and representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of the placement agent for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by the placement agent.

The placement agent may be deemed to be an “underwriter” within the meaning of the Securities Act.

S-15

For the complete terms of the securities purchase agreement and the placement agency agreement, you should refer to the form securities purchase agreement and form placement agency agreement which are filed as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, which are incorporated by reference into the registration statement of which this prospectus supplement is part.

Determination of Offering Price

The public offering price of the shares of common stock and warrants we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Cleartrust LLC.

Listing

Our common stock is quoted on the OTCQB under the symbol “CNBX.”

S-16

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by David E. Price Esq., Attorney at Law. Certain legal matters in connection with this offering will be passed upon for the placement agent by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Cannabics Pharmaceuticals Inc. as of August 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended August 31, 2017, have been audited by Weinstein & Co, independent registered public accounting firm, as stated in their report dated December 8, 2017, which is incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We post on our public website (http://www.Cannabics.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

S-17

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, prior to the completion or termination of the offering of the securities described in this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended August 31, 2017 filed with the SEC on December 8, 2017;

•	Our Quarterly Report on Form 10-Q for the three months ended November 30, 2017 filed with the SEC on January 16, 2018;

•	Our Quarterly Report on Form 10-Q for the three months ended February 28, 2018 filed with the SEC on April 5, 2018;

•	Our Quarterly Report on Form 10-Q for the three months ended May 31, 2018 filed with the SEC on July 16, 2018;

•	Our Current Reports on Form 8-K filed with the SEC on November 13, 2017, November 13, 2017, December 19, 2017, January 30, 2018, February 14, 2018, May 2, 2018, and August 14, 2018; and

•	The description of our common stock contained in our registration statement on Form 8-A, dated January 12, 2007, filed with the SEC on January 16, 2007, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement is modified or superseded for purposes of the prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Cannabics Pharmaceuticals Inc.

#3 Bethesda Metro Center, Suite 700

Bethesda, Maryland 20814

(877) 424-2429

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

S-18

PROSPECTUS

$80,000,000

CANNABICS PHARMACEUTICALS INC.

Common Stock

Preferred Stock

Warrants

Units

and

7,966,444 Shares of Common Stock Offered by Selling Stockholders

We may from time to time, in one or more offerings, at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $80,000,000. In addition, selling stockholders to be named in a prospectus supplement may from time to time offer and sell up to 7,966,444 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides a general description of the securities we may offer. Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide specific terms of the securities offered and, if applicable, the selling stockholders, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest in any of our securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc., under the symbol “CNBX.” On March 20, 2017, the last reported sales price for our common stock as reported on the OTCQB on was $2.7199.

We or the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers, agents, directly to purchasers, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities. If any underwriters, dealers or agents are involved in the sale of any of these securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

You should carefully read this prospectus and any prospectus supplement, together with additional information described in the sections of this prospectus titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

An investment in our stock is extremely speculative and involves a high degree of risk. Please refer to the section of this prospectus titled “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2017

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $80,000,000. In addition, the selling stockholders may from time to time sell up to an aggregate amount of 7,966,444 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, hereinafter referred to as a free writing prospectus. The prospectus supplement and any free writing prospectus may also add to, update, or change information contained in the prospectus, and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement or the free writing prospectus, as applicable. You should carefully read this prospectus, any prospectus supplement, and any free writing prospectus, together with the additional information described under the heading “Information Incorporated by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds, and the other specific terms related to the offering of the securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, references to “Cannabics,” the “Company,” “we,” “our” and “us” refer to Cannabics Pharmaceuticals Inc. and its consolidated subsidiaries, unless otherwise indicated.

1

Prospectus summary

This summary description about Cannabics and its business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 4 and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q, and any amendments thereto.

Overview

We are an early stage biotechnology company engaged in discovering, developing, and commercializing personalized anti-cancer and palliative treatments. Our research and development is based in Israel, where we have obtained a license from the Ministry of Health for both scientific and clinical research. We are focused on harnessing the therapeutic properties of natural cannabinoid formulations and diagnostics. Cannabics engages in developing individually tailored natural therapies for cancer patients, utilizing advanced screening systems and personalized bioinformatics tools.

Our business model is solely based on technology development and out-licensing of our intellectual property to global pharmaceutical and biotechnology companies, in addition to other suitable strategic partners, but always in accordance with the law of each applicable jurisdiction. Cannabics does not manufacture, distribute, dispense, or possess any controlled substances, including cannabis or cannabis-based preparations, in the United States.

Cancer Diagnostics

Utilizing novel biological screening technologies, we monitor the antitumor effects of arrays of botanical extracts on cell lines and biopsies. The data collected propels the development of proprietary and novel compounds targeted to diverse types of tumors. This technology enables us to perform lab tests that offer doctors and their patients a profile of personalized treatment with cannabinoids. We believe that our personalized approach minimizes harmful side effects, with more successful outcomes and lower costs than the traditional “trial-and-error” approach to treatment. We are presently conducting diagnostic validation studies in collaboration with academic institutes and lab facilities, and expect to have preliminary results available by March 2018.

Anti-Cancer Treatments

We are developing botanical cannabinoid formulations based on our proprietary diagnostic procedures designated for the treatment of cancer and its side-effects. We are presently conducting preclinical research on the efficacy of our cannabinoid-based formulations in the treatment of cancer and expect to have preliminary results available by March 2018. If our diagnostic data cross-linked with clinical outcomes demonstrates that our formulations have therapeutic and commercial potential, we intend to submit an investigational new drug application with the U.S. Food and Drug Administration to commence clinical trials.

Palliative Therapies

We have developed our non-pharmaceutical capsules as a treatment to improve cancer related cachexia/anorexia syndrome (“CACS”) in advanced cancer patients. The main purpose in the treatment of patients with advanced cancer and CACS is to prolong life and to improve quality of life (“QoL”) as far as possible. We believe that QoL in patients with CACS is inversely related to reduced appetite and weight-loss. We are currently engaged in a clinical study in Israel to determine the efficacy of our proprietary capsules as a treatment to improve appetite and stem weight-loss associated with CACS in advanced cancer patients. We expect that preliminary results of our study will be available in July 2017.

Corporate Information

The Company was originally incorporated as Thrust Energy Corp. on September 15, 2004, under the laws of the State of Nevada, for the purpose of acquiring oil and gas exploration properties and non-operating interests. In April 2011, the Company expanded its business to include the acquisition of mineral exploration rights. On May 5, 2011, the name of the Company was changed to American Mining Corporation. On April 25, 2014, Cannabics Inc., a Delaware corporation, acquired 99.1% voting control of the Company. On June 19, 2014, the Company changed its name to Cannabics Pharmaceuticals Inc., and redirected its business focus towards its current operations.

2

All of our research and development in Israel is conducted by our wholly-owned subsidiary, G.R.I.N. Ultra Ltd., which was incorporated under the laws of Israel on August 25, 2014. We do not have any other subsidiaries.

Our principal executive offices are located at #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814, and our telephone number is (877) 424-2429. Our website address is http://www.cannabics.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

“Cannabics,” the Cannabics logo, and any other trademarks or service marks of Cannabics appearing in this prospectus are trademarked and are the property of Cannabis Pharmaceuticals Inc. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

The Securities We May Offer

We may offer up to $80,000,000 of common stock, preferred stock, warrants, and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 7,966,444 shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices, and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. There are no cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue an unlimited number of series of preferred stock. Our board of directors has the discretion to determine the rights, preferences, privileges, restrictions, and conditions, including, among others, dividend rights, conversion rights, voting rights, redemption rights, and liquidation preferences of each series of preferred stock.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, dividend and voting rights, and rights to convert into common stock. There is currently no preferred stock outstanding.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

3

Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the sections titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are incorporated in this prospectus by reference in their entirety, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations, and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Special Note Regarding Forward Looking Statements

This prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements may appear in this prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief, or current expectations of Cannabics and our management that are subject to known and unknown risks, uncertainties, and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those described in “Risk Factors”, elsewhere in this prospectus or any applicable prospectus supplement, and the documents incorporated by reference in this prospectus. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this prospectus, speak only as of their date, and we undertake no obligation to update or revise these statements in light of future developments, except as required by law.

This prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

Any time preferred shares are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges and preference dividends on a historical basis in the applicable prospectus supplement, if required.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for working capital to support our research and development, including clinical trials, and general corporate purposes.

We may also use a portion of the net proceeds in connection with any exercise of co-development or co-promotion rights under our collaborations; however, no such rights are currently exercisable. In addition, we may also use a portion of the net proceeds to acquire, license, and invest in complementary products, technologies, or businesses; however, we currently have no agreements or commitments to complete any such transactions.

4

The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including cash flows from operations, the anticipated growth of our business, the progress of our development and commercialization efforts, and the status and results of our clinical trials, as well as results from any ongoing collaborations and additional collaborations that we may enter into with third parties, and any unforeseen cash needs. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. More detailed information regarding use of proceeds will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Selling Stockholders

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to an aggregate maximum amount of 7,966,444 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. The shares of common stock being offered by the selling stockholders were either originally acquired through several private placements of our common stock, or are issuable to the selling stockholders upon the exercise of warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

Information about the selling stockholders, where applicable, including the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder, and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference, or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders will not sell any common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”).

Description of capital stock

The following summary describes our capital stock and the material provisions of our amended and restated articles of incorporation (the “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”), and of Chapter 78 of the Nevada Revised Statutes (“NRS”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Articles of Incorporation, and our Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.0001, and 100,000,000 shares of preferred stock, par value $0.0001. As of March 20, 2017, there were 114,676,233 shares of our common stock issued and outstanding, 555,555 shares of our common stock subject to outstanding warrants, and no shares of preferred stock issued or outstanding.

As of March 20, 2017, there were approximately 60 holders of record of our common stock. This number does not include beneficial owners whose shares are held by nominees in street name.

5

Common Stock

Voting Rights

Each outstanding share of our common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of our common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or our Bylaws, the presence in person or by proxy duly authorized by holders of not less than a majority of the stockholding voting power shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation.

Dividends

Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.

Liquidation

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock.

Other Rights and Preferences

Holders of our common stock have no pre-emptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Quotation

Our common stock is quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc., under the symbol “CNBX.”

Indemnification

Our Articles of Incorporation limits the liability of our directors and officers to the full extent permitted by the NRS and provides that we will indemnify each of our directors and officers to the full extent permitted by the NRS. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC, whose address is 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558 (telephone: 813-235-4490; e-mail: inbox@cleartrusttransfer.com).

Preferred Stock

Our board of directors has the authority, without action by the stockholders, to designate and issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences, and privileges of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of Cannabics. In addition, the issuance of preferred stock, depending on the rights and preferences associated with such stock, might harm the market price of our common stock.

We are authorized to issue shares of preferred stock in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof without obtaining the affirmative vote or the written consent of our stockholders. Any preferred stock so issued by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up of Cannabics, or both. Under certain circumstances, the issuance of preferred stock or the existence of unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. No shares of preferred stock are currently outstanding.

6

Our board of directors is empowered to authorize and direct the payment of dividends to the holders of our preferred stock in shares of any class or series of our capital stock, including shares of common stock, as it may determine, without obtaining the affirmative vote or the written consent of our stockholders.

The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Registration Rights

We are party to various subscription agreements, the terms of which grant the holders of approximately 7,966,444 shares of our common stock, including 555,555 shares of our common stock subject to outstanding warrants, the right to demand that we file a registration statement for their shares of our common stock or request that their shares of our common stock be covered by a registration statement that we are otherwise filing. These shares are referred to in this prospectus as “Registrable Securities.”

Demand Registration Rights

A holder of 1,111,110 shares of the Registrable Securities has the right to demand that we file a registration statement to register all of its Registrable Securities.

Piggyback Registration Rights

If we propose to register any of our securities for sale to the public under the Securities Act, by filing a registration statement, the holders of 6,855,334 shares of Registrable Securities are entitled to receive notice of such registration and to request that we include their Registrable Securities for resale in such registration statement.

Expenses of Registration; Indemnification

We are generally required to bear all registration expenses incurred in connection with any offerings pursuant to the demand and piggyback registration rights described above, other than underwriting commissions and discounts. The relevant subscription agreements contain customary indemnification provisions with respect to registration rights.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Cannabics or changing our board of directors and management.

According to our Articles of Incorporation and Bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The present ownership by a single stockholder of a significant portion of our issued and outstanding common stock and lack of cumulative voting make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Cannabics by replacing our board of directors.

The authorization of classes of common stock or preferred stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of Cannabics by diluting their stock ownership. In addition, the ability of our directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of preferred stock could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Cannabics and effectively delay or prevent a change in control without further action by the stockholders.

7

Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of NRS 78.411 to 78.444, inclusive, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire Cannabics even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of NRS 78.378 to 78.3793, inclusive, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

8

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

9

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

Plan of Distribution

We and the selling stockholders, if applicable, may offer and sell the securities offered through this prospectus from time to time (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The selling stockholders may sell their shares of our common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus. The securities may be distributed at (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) varying prices determined at the time of sale related to the prevailing market prices, or (iv) negotiated prices.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

10

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters, or directly by one or more firms acting as underwriters. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities, and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so, and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each offered security will be a new issue and will have no established trading market, with the exception of our common stock. We may elect to list any offered securities on an exchange. Any underwriters that we or the selling stockholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

11

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired, and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by SRK Kronengold Law Office, of Rehovot, Israel. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

Experts

The financial statements of Cannabics appearing in our Annual Report on Form 10-K for the fiscal years ended August 31, 2016 and 2015 (i) have been audited by Weinberg & Baer LLC, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), (ii) are incorporated herein by reference, and (iii) are given on the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in Cannabics, nor was any such expert connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

12

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.cannabics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on December 13, 2016;

•	the amendment to our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on March 15, 2017;

•	our Quarterly Report on Form 10-Q for the three months ended November 30, 2016, filed with the SEC on January 17, 2017;

•	our Periodic Report on Form 8-K, filed with the SEC on December 13, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated January 12, 2007, filed with the SEC on January 16, 2007, and any amendment or report filed with the SEC for the purpose of updating the description.

We will furnish without charge to each person to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Cannabics Pharmaceuticals Inc.

# 3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

Attention: General Counsel

Telephone: (877) 424-2429

13

10,000,000 Shares of Common Stock

Warrants to Purchase up to

5,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

September 24, 2018